EXHIBIT 99.1

TURBOCHEF TECHNOLOGIES, INC. ANNOUNCES
CLOSING OF PUBLIC OFFERING

ATLANTA, GA, February 8, 2005 - TurboChef Technologies, Inc. (AMEX: TCF) today announced the closing of its public offering of 5,000,000 shares of its common stock at $20.50 per share.

Of the total shares sold, 2,925,000 shares were sold by the Company and 2,075,000 shares were sold by certain selling stockholders. In addition, one of the selling stockholders granted to the underwriters an option to purchase up to an additional 750,000 shares of common stock to cover over-allotments, if any.

Banc of America Securities LLC and William Blair & Company, L.L.C. were joint-bookrunning underwriters, and Stephens Inc. and Oppenheimer & Co. Inc. were co-managing underwriters of the offering.

About TurboChef Technologies, Inc.

TurboChef Technologies, Inc. is a leading provider of equipment, technology and services focused on the high-speed preparation of food products for the worldwide primary cooking equipment market. TurboChef’s user-friendly speed cook ovens employ proprietary combinations of heating technologies to cook a variety of food products at faster speeds than, and to quality that it believes is comparable or superior to, that of conventional heating methods. The address of the TurboChef’s principal executive offices is Six Concourse Parkway, Suite 1900, Atlanta, GA 30328. Visit TurboChef at http://www.turbochef.com.

A registration statement relating to these securities was filed with and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of any such state.

A copy of the final prospectus related to the offering can be obtained from Banc of America Securities LLC, Prospectus Department, 100 West 33rd, New York, NY 10001, (646) 733-4166, William Blair & Company, L.L.C., 222 West Adams Street, Chicago, IL 60606, (312) 236-1600, Stephens Inc., One Atlanta Plaza, 950 East Paces Ferry Road, Suite 2850, Atlanta, GA 30326, (404) 461-5157, or Oppenheimer & Co. Inc., 125 Broad Street, 16th Floor, New York, NY 10004, (212) 668-8163.

Certain statements in this press release, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: our history of losses and future profitability; the profitability of our new subscription pricing model; our ability to achieve widespread brand recognition; whether our new product offerings will be adopted; our ability to update our products to keep up with rapidly changing technology systems; our future capital needs and our ability to obtain such capital; and the risk factors detailed from time to time in TurboChef’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

For more information, contact:
James A. Cochran
Chief Financial Officer
TurboChef Technologies, Inc.
Six Concourse Parkway
Suite1900
Atlanta, Georgia 30328
(678) 987-1700